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                                                                    EXHIBIT 10.8


                                                   February 4, 2003



Mr. Samir G. Gibara
309 Lake Pointe Drive
Akron, OH 44333

Dear Sam:

The purpose of this letter is to set forth the terms of your retention as a consultant to The Goodyear Tire & Rubber Company ("Goodyear"), as agreed by the Directors of Goodyear.

You agree that, upon my request but subject to your reasonable availability, you will provide assistance and advice to me and other executives of Goodyear regarding such matters as I may designate. The term of this arrangement shall be from January 1, 2003 through December 31, 2003, unless sooner terminated for any reason by you or by Goodyear. In consideration of your services, Goodyear will pay you a total of $180,000, payable in equal monthly installments on the last day of each month, plus travel and other expenses, if any. Goodyear will pay you for your expenses promptly upon receipt of any invoice. In addition, Goodyear will provide you with the following:

     -    office space in Goodyear's headquarters
     -    security access to Goodyear facilities
     -    secretarial assistance
     -    garage parking
     -    business use of Goodyear aircraft
     -    home security
     -    personal financial planning services
     -    executive physical at Cleveland Clinic

provided that the cost of home security and the executive physical will be billed to you personally by Goodyear.



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Mr. Samir G. Gibara
Page 2
February 4, 2003



The responsibilities you are undertaking hereunder are in addition to your responsibilities as a non-employee Director of Goodyear and as Chairman of the Board of Directors; and the fees and benefits payable hereunder are in addition to the normal fees and benefits you are entitled to as a non-employee director of Goodyear.

You agree to treat as confidential, and not to disclose to others, any and all information pertaining to Goodyear's business which is not available to the public generally.

We agree that you are acting as an independent contractor and shall not for any purpose be deemed an employee of Goodyear or be entitled to any of the benefits normally granted to Goodyear employees, except for those benefits expressly set forth in the second paragraph of this letter.

You also understand and agree that you will be solely responsible for compliance with applicable federal, state and local income and other taxes on amounts and benefits paid pursuant to this letter agreement.

If this letter accurately defines our agreement and if it is acceptable to you, please sign the enclosed copy and return it to me. Thank you.

                                                   Very truly yours,

                                                   /s/ Robert J. Keegan


RJK:ll




AGREED TO AND ACCEPTED:



Signed: /s/ Samir G. Gibara
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Date: March 24, 2003